Exhibit 99.1

Duluth Holdings Inc. Announces  First Quarter Fiscal 2020 Financial Results

MOUNT HOREB, Wis., June 4, 2020 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s casual wear, workwear and accessories, today announced its financial results for the fiscal first quarter ended May 3, 2020.

Highlights for the First Quarter Ended May 3, 2020

•

Net sales decreased 3.8% to $109.9 million compared to $114.2 million in the prior-year first quarter Retail store net sales decreased 51.8% due to the temporary closure of all stores for approximately seven weeks due to the COVID-19 pandemic

•

Website and catalog net sales increased 31.7%, including a 69.0% increase in website and catalog sales since the stores closed on March 20, 2020 as compared to the same six-week period in the prior year

•	April total net sales exceeded last year by 5.3%, while stores were closed
•	Gross margin decreased to 47.6% compared to 53.3% in the prior-year first quarter
•	Operating loss of $19.0 million compared to operating loss of $9.7 million in the prior-year first quarter
•

Net loss of  $15.1 million, or $0.47 per diluted share, compared to a  net loss of $7.6 million, or $0.23 per diluted share, in the prior-year first quarter. The current quarter net loss included $1.6 million, or $0.05 per diluted share of non-recurring COVID-19 related expenses

•	Adjusted EBITDA[1] of $(11.6) million compared to $(4.4) million in the prior-year first quarter
•	The Company opened one retail store in Short Pump (Richmond), VA adding approximately 17,000 gross square feet
•	All stores were closed March 20, 2020 and began to re-open May 3, 2020. As of June 4, 2020, we have re-opened 58 of our 62 retail stores in some capacity

1See Reconciliation of net loss to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

“I am proud of our Duluth team’s resiliency and swift call to action during this major shock to the system from the COVID-19 pandemic. We were able to seamlessly pivot our resources to support the direct business and fill customer demand at levels we don’t typically see outside of the peak holiday season. As people sheltered in place, the surge we saw in online demand was significant and it drove direct product sales to increase 32% year-over-year in Q1. While our stores were closed during the month of April, total company sales for April exceeded last year by over 5%,” said Steve Schlecht, Executive Chairman and Chief Executive Officer of Duluth Trading. “Our stores are now open for business with health and safety precautions in place for customers and employees. Given the success we’ve seen in our omnichannel sales during this time, we have high conviction in the strength of the Duluth Trading brand and are excited about our future.”

Operating Results for the First Quarter Ended May 3, 2020

Net sales decreased 3.8%, to $109.9 million, compared to $114.2 million in the same period a year ago. The decrease was attributed to a 51.8% decrease in retail net sales, partially offset by a 31.7% increase in website and catalog net sales. The decrease in retail store net sales is due to the temporary closure of all stores due to the COVID-19 pandemic beginning on March 20, 2020 through May 3, 2020. The increase in the website and catalog net sales was driven by a shift of existing customers to online, as well as new buyer growth particularly within our women’s products. New buyer growth increased 58.8% compared to the same period a year ago.

Net sales in store markets decreased $12.6 million, or 15.8%, due to store closures, partially mitigated by a 40.0% increase in website and catalog sales in store markets. Net sales in non-store markets increased $8.7 million, or 26.4% primarily due to an increase in digital advertising to promote our online warehouse clearance and global sale events, coupled with extended free shipping offers. We believe the difference in the increase in website and catalog sales between store and non-store markets demonstrates the importance of our retail stores in building brand awareness and expanding our loyal customer base.

Women’s business net sales increased 9.9% driven by the garden collection, comfortable basics, plus line and Mother’s Day gift webpage. Men’s business net sales decreased 8.7%  due to the stores being closed with impacts to the core Duluth categories, partially offset by growth in Alaskan Hardgear.

Gross profit decreased 14.1%, to $52.3 million, or 47.6% of net sales, compared to $60.9 million, or 53.3% of net sales, in the corresponding prior-year period. The decrease in gross margin rate was primarily driven by extending the clearance events and adding a new sitewide sale event in April to continue moving inventory during the period of store closures and uncertainty in customer demand.

Selling, general and administrative expenses increased 1.0% to $71.3 million, compared to $70.6 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses increased to 64.9%, compared to 61.8% in the corresponding prior-year period.

The increase in selling, general and administrative expense was due to the aforementioned $1.6 million of non-recurring COVID-19 related expenses, increased retail overhead costs, digital advertising spend and shipping costs to support website sales along with increased depreciation expense for investments in technology, partially offset by reduced catalog spend.

Balance Sheet and Liquidity

During the quarter, the Company amended its credit agreement to include an incremental delayed draw term loan of $20.5 million and amended the loan covenants to provide greater flexibility during peak borrowing periods in fiscal 2020.

The Company ended the quarter with a cash balance of $8.9 million, an inventory balance of $175.0 million, net working capital of $114.4 million, $49.7 million outstanding on its $70.5 million term loan, and  $35.0 million outstanding on its $80.0 million revolving line of credit.

Fiscal 2020 Outlook

Given the unpredictability of the effects of the COVID-19 pandemic on, among other things, consumer behavior, store traffic, store closings, production capabilities, timing of deliveries, our people, economic activity and the market generally in the coming weeks and months, the Company is unable to provide specific earnings guidance at this time.

In response to expected impacts to sales plans, the Company has reduced its planned capital spend levels by 50% to approximately $15 million primarily by decreasing fiscal 2020 new store openings to four and deferring certain technology and infrastructure projects, as well as continuing to focus on managing expense, extending payment terms and adjusting inventory receipt plans.

The following table recaps the Company’s fiscal 2020 stores opened as well as signed new store leases and the anticipated opening timeframes, which reflects the Company’s plan to reduce fiscal 2020 store openings to four.

		Gross
Location	Timing	Square Footage
Short Pump, VA	Opened March 5, 2020	16,828
Springfield, OR	Q3 Fiscal 2020	20,388
Orland Park, IL	Q3 Fiscal 2020	10,000
Florence, KY	Q3 Fiscal 2020	11,441
Cherry Hill, NJ	Fiscal 2021	11,441

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Thursday,  June 4, 2020 at 9:30 am Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)
•	Conference call replay available through June 18, 2020: 877-344-7529 (domestic) or 412-317-0088 (international)
•	Replay access code: 10144458
•	Live and archived webcast: ir.duluthtrading.com

Investors can pre-register for the earnings conference call to expedite their entry into the call and avoid waiting for a live operator. To pre-register for the call, please visit http://dpregister.com/10144458 and enter your contact information. You will then be issued a personalized phone number and pin to dial into the live conference call. Investors can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a growing lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience.  Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and our products are sold exclusively through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at www.duluthtrading.com.

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA).  See attached Table “Reconciliation of Net Loss to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net loss to EBITDA and EBITDA to Adjusted EBITDA for the three months ended May 3, 2020, versus the three months ended May 5, 2019.  Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.  The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations.  While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading's plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein are forward-looking statements, including statements regarding Duluth Trading’s ability to execute on its growth strategies, and statements under the heading “Fiscal 2020 Outlook.” You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 20, 2020, and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC.  These risks and uncertainties include, but are not limited to, the following: adverse changes in the economy or business conditions, including the adverse effects of the COVID-19 pandemic; prolonged effects of the COVID-19 pandemic on store traffic and disruptions to our supply chains and operations; our ability to maintain and enhance a strong brand image; our ability to successfully open new stores; effectively adapting to new challenges associated with our expansion into new geographic markets; generating adequate cash from our existing stores to support our growth; the inability to maintain the performance of a maturing store portfolio; the impact of changes in corporate tax regulations; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; our ability to attract and retain customers in the various retail venues and locations in which our stores are located; competing effectively in an environment of intense competition; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

Donni Case (310) 622-8224

Margaret Boyce (310) 622-8247

Financial Profiles, Inc.

Duluth@finprofiles.com

# # #

(Tables Follow)

DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	May 3, 2020	February 2, 2020

ASSETS
Current Assets:
Cash and cash equivalents	$8,854	$2,189
Receivables	3,459	1,470
Inventory, net	175,037	147,849
Prepaid expenses & other current assets	9,473	9,503
Prepaid catalog costs	167	1,181
Total current assets	196,990	162,192
Property and equipment, net	137,253	137,071
Operating lease right-of-use assets	117,330	120,431
Finance lease right-of-use assets, net	46,469	46,677
Restricted cash	446	51
Available-for-sale security	5,701	6,432
Other assets, net	1,423	1,196
Total assets	$505,612	$474,050
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$34,421	$33,053
Accrued expenses and other current liabilities	35,525	29,464
Income taxes payable	—	3,427
Current portion of operating lease liabilities	10,433	10,674
Current portion of finance lease liabilities	1,638	1,600
Current maturities of TRI long-term debt[1]	573	557
Total current liabilities	82,590	78,775
Operating lease liabilities, less current maturities	104,112	106,120
Finance lease liabilities, less current maturities	37,361	37,434
Duluth long-term debt, less current maturities	84,750	39,332
TRI long-term debt, less current maturities[1]	27,646	27,778
Deferred tax liabilities	8,302	8,505
Total liabilities	344,761	297,944
Commitments and contingencies
Shareholders' equity:
Treasury stock	(514)	(407)
Capital stock	91,451	90,902
Retained earnings	72,454	87,589
Accumulated other comprehensive income, net	(330)	188
Total shareholders' equity of Duluth Holdings Inc.	163,061	178,272
Noncontrolling interest	(2,210)	(2,166)
Total shareholders' equity	160,851	176,106
Total liabilities and shareholders' equity	$505,612	$474,050

1 Represents debt of the variable interest entity, TRI Holdings, LLC, that is consolidated in accordance with ASC 810, Consolidation.  Duluth Trading Company is not the guarantor nor the obligor of this debt.

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended
	May 3, 2020	May 5, 2019
Net sales	$109,917	$114,244
Cost of goods sold (excluding depreciation and amortization)	57,585	53,326
Gross profit	52,332	60,918
Selling, general and administrative expenses	71,306	70,609
Operating loss	(18,974)	(9,691)
Interest expense	1,350	841
Other income, net	59	204
Loss before income taxes	(20,265)	(10,328)
Income tax benefit	5,086	2,683
Net loss	(15,179)	(7,645)
Less: Net loss attributable to noncontrolling interest	(44)	(73)
Net loss attributable to controlling interest	$(15,135)	$(7,572)
Basic loss per share (Class A and Class B):
Weighted average shares of common stock outstanding	32,372	32,281
Net loss per share attributable to controlling interest	$(0.47)	$(0.23)
Diluted loss per share (Class A and Class B):
Weighted average shares and equivalents outstanding	32,372	32,281
Net loss per share attributable to controlling interest	$(0.47)	$(0.23)

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	May 3, 2020	May 5, 2019
Cash flows from operating activities:
Net loss	$(15,179)	$(7,645)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,689	4,392
Stock based compensation	463	474
Deferred income taxes	(21)	(302)
Changes in operating assets and liabilities:
Receivables	(1,989)	(4,012)
Inventory	(27,188)	(6,604)
Prepaid expense & other current assets	2,196	2,577
Deferred catalog costs	1,014	2,301
Trade accounts payable	(1,842)	1,221
Income taxes payable	(3,427)	(218)
Accrued expenses and deferred rent obligations	5,126	(5,295)
Noncash lease impacts	667	—
Net cash used in operating activities	(33,491)	(13,111)
Cash flows from investing activities:
Purchases of property and equipment	(4,059)	(8,015)
Capital contributions towards build-to-suit stores	(74)	(1,788)
Principal receipts from available-for-sale security	31	28
Change in other assets	—	13
Net cash used in investing activities	(4,102)	(9,762)
Cash flows from financing activities:
Proceeds from line of credit	37,484	70,172
Payments on line of credit	(21,816)	(47,474)
Proceeds from other borrowings	30,000	—
Payments on other borrowings	(250)	—
Payments on TRI long term debt	(116)	(119)
Payments on finance lease obligations	(392)	(37)
Shares withheld for tax payments on vested restricted shares	(107)	(277)
Other	(150)	93
Net cash provided by financing activities	44,653	22,358
Increase (decrease) in cash, cash equivalents and restricted cash	7,060	(515)
Cash, cash equivalents and restricted cash at beginning of period	2,240	3,085
Cash, cash equivalents and restricted cash at end of period	$9,300	$2,570
Supplemental disclosure of cash flow information:
Interest paid	$1,447	$986
Income taxes paid	$37	$2,179
Supplemental disclosure of non-cash information:
Unpaid liability to acquire property and equipment	$2,000	$846

DULUTH HOLDINGS INC.

Reconciliation of Net Loss to EBITDA and EBITDA to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	May 3, 2020	May 5, 2019
Net loss	$(15,179)	$(7,645)
Depreciation and amortization	6,689	4,392
Interest expense	1,350	841
Amortization of build-to-suit operating leases capital contribution	199	214
Income tax benefit	5,086	2,683
EBITDA	$(12,027)	$(4,881)
Stock based compensation	463	474
Adjusted EBITDA	$(11,564)	$(4,407)